Exhibit 10.8

VARIATION AGREEMENT

THIS AGREEMENT is made on	6 March 2024

PARTIES

NOVA MINERALS LIMITED [ACN 006 690 348] of Suite 602,566 St Kilda Roda, Melbourne, VIC, 3004 (Borrower)

NEBARI GOLD FUND 1, LP of 667 Madison Avenue, 5th Floor, New York, New York 10065, United States (Lender) (each a Party and together the Parties)

RECITALS

(A)	The Parties entered into a Loan Agreement dated 21 November 2022 (Loan Agreement).

(B)	The Loan Agreement was varied by way of a letter waiver dated 17 June 2023 (Waiver).

(C)	The Parties have agreed to vary to the Loan Agreement (as amended by the Waiver) on the terms set out in this Agreement.

OPERATIVE PART

1.	DEFINITIONS

In this Agreement, including the recitals, unless the context requires otherwise defined terms (identified with capitalised words) have the same meaning as given to them in the Loan Agreement.

2.	CONDITIONS

(a)	The variations referred to in clause 3 of this Agreement are subject to, and take effect from the date on which, the Borrower obtains all necessary shareholder and regulatory approvals required to give effect to this Agreement (Effective Date). The Borrower undertakes to seek the required shareholder and regulatory approvals by 30 June 2024.

(b)	The Borrower will provide the Lender with notice of the success or failure of this condition in a timely manner.

3.	VARIATIONS

3.1	Expiry Date

From the Effective Date, the Parties agree that the Borrower shall have the right (but not the obligation), which right may be exercised by the Borrower giving written notice to the Lender, to extend the Maturity Date by a period of 12 months, to 29 November 2025 (or the immediately preceding Business Day).

3.2	Conversion Price

From the Effective Date, the Parties agree that the Conversion Price is amended to be A$0.53.

3.3	Other

(a)	Option Fee

Subject to the satisfaction of the condition set out in clause 2, the Borrower agrees to pay the Lender the sum of US$55,000 in cash upon the earlier of either:

(i)	the date which is five (5) Business Days after a listing of the Borrower’s ordinary shares (in the form of American Depository Shares) on the Nasdaq Capital Market in the United States of America (NASDAQ Listing); or

(ii)	1 June 2024.

4.	GOVERNING LAW

This Agreement is governed by the laws of, and the Parties submit to the non-exclusive jurisdiction of, the Courts of Victoria.

5.	COUNTERPARTS

This document may consist of a number of counterparts and, if so, the counterparts taken together constitute one and the same instrument. A counterpart signed by a party and delivered by way of facsimile or PDF attachment to email will constitute effective execution by that party.

EXECUTED

EXECUTED by NOVA MINERALS LIMITED [ACN 006 690 348] in accordance with section 127 of the Corporations Act:	) ) ) )

/s/ Christopher Gerteisen	/s/ Louie Simens
Signature of Director	Signature of Director

Christopher Gerteisen	Louie SImens
Name of Director	Name of Director

EXECUTED by NEBARI GOLD FUND 1, LP, in a manner authorised by its constituent documents, in the presence of:	) ) ) )

/s/ Roderick van Losenoord	/s/ Daniel Freuman
Signature of Witness	Signature of Authorised Signatory

Roderik van Losenoord	Daniel Freuman
Name of Witness	Name of Authorised Signatory

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